Exhibit 1.1

[   ] Shares, Pre-Funded Warrants to Purchase [   ] Shares, Series A Warrants to Purchase [   ] Shares and Series B Warrants to Purchase [   ] Shares

Auris Medical Holding AG

UNDERWRITING AGREEMENT

July [  ], 2018

A.G.P./Alliance Global Partners

As Representative of the several Underwriters named in Schedule I attached hereto

590 Madison Avenue, 36th Floor

New York, New York 10022

Ladies and Gentlemen:

Introductory. Auris Medical Holding AG, a company established in Switzerland (the “Company”), proposes to issue and sell to A.G.P./Alliance Global Partners, as the representative (the “Representative”) of the several underwriters, if any, named in Schedule I hereto (each an “Underwriter” and collectively, the “Underwriters”) an aggregate of [   ] common shares, nominal value CHF 0.02 per share of the Company (the “Shares”), pre-funded warrants (the “Pre-Funded Warrants”), each Pre-Funded Warrant entitling its holder to purchase [  ] Shares, [   ] Series A common share purchase warrants (“Series A Warrants”), each Series A Warrant entitling its holder to purchase [  ] of a Share, and [   ] Series B common share purchase warrants (“Series B Warrants” and together with the Series A Warrants, the “Warrants”), each Series B Warrant entitling its holder to purchase [  ] of a Share. The [  ] Shares to be sold by the Company are called the “Firm Shares,” the Pre-Funded Warrants to purchase an aggregate of [  ] Shares are called the “Firm Pre-Funded Warrants” and the [  ] Series A Warrants and [  ] Series B Warrants to be sold by the Company are called the “Firm Warrants”. The Firm Shares, the Firm Pre-Funded Warrants and the Firm Warrants to be sold by the Company are collectively called the “Firm Securities.” In addition, the Company has granted to the Underwriters an option to purchase up to an additional [  ] Shares (“Option Shares”) and/or [  ] Series A Warrants (“Series A Option Warrants”), each Series A Option Warrant entitling its holder to purchase [  ] of a Share, and/or [  ] Series B Warrants (“Series B Option Warrants” and together with the Series A Option Warrants, the “Option Warrants”), each Series B Option Warrant entitling its holder to purchase [  ] of a Share, as provided in Section 2. The Option Shares and/or Option Warrants to be sold by the Company pursuant to such option are, collectively called the “Optional Securities.” The Shares underlying the Firm Warrants, the Firm Pre-Funded Warrants and the Option Warrants are collectively called the “Warrant Shares.” The Firm Securities and, if and to the extent such option is exercised, the Optional Securities are collectively called the “Offered Securities.”

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1, File No. 333-225676, under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Commission thereunder (the “Rules and Regulations”), including a preliminary prospectus relating to the Offered Securities and such amendments to such registration statement (including post effective amendments) as may have been required to the date of this agreement (the “Agreement”). Such registration statement, as amended (including any post effective amendments), has been declared effective by the Commission. Such registration statement, including amendments thereto (including post effective amendments thereto) and all documents and information deemed to be a part of the registration statement through incorporation by reference, pursuant to Rule 430A under the Securities Act or otherwise at the time of effectiveness thereof (the “Effective Time”), the exhibits and any schedules thereto at the Effective Time or thereafter during the period of effectiveness and the documents and information otherwise deemed to be a part thereof or included therein by the Securities Act or otherwise pursuant to the Rules and Regulations at the Effective Time or thereafter during the period of effectiveness, is herein called the “Registration Statement.” If the Company has filed or files an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term Registration Statement shall include such Rule 462 Registration Statement. Any preliminary prospectus included in the Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Securities Act is hereinafter called a “Preliminary Prospectus.” The Preliminary Prospectus that was included in the Registration Statement immediately prior to the Applicable Time is hereinafter called the “Pricing Prospectus.” As used herein, “Applicable Time” is [  ] (New York City time) on July [  ], 2018. As used herein, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Time of Sale Prospectus” means the Pricing Prospectus, together with the free writing prospectuses, if any, identified in Schedule A hereto and the pricing information identified on Schedule B hereto. As used herein, “Road Show” means a “road show” (as defined in Rule 433 under the Securities Act) relating to the offering of the Offered Securities contemplated hereby that is a “written communication” (as defined in Rule 405 under the Securities Act).

The Company is filing with the Commission pursuant to Rule 424 under the Securities Act a final prospectus covering the Offered Securities, which includes the information permitted to be omitted therefrom at the Effective Time by Rule 430A under the Securities Act. Such final prospectus, as so filed, is hereinafter called the “Final Prospectus.” The Final Prospectus, the Pricing Prospectus and any preliminary prospectus in the form in which they were included in the Registration Statement or filed with the Commission pursuant to Rule 424 under the Securities Act is hereinafter called a “Prospectus.” All references in this Agreement to the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Pricing Prospectus and the Prospectus shall include the documents incorporated or deemed to be incorporated by reference therein. All references in this Agreement to financial statements and schedules and other information which are “contained,” “included” or “stated” in, or “part of” the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Pricing Prospectus, the Time of Sale Prospectus or the Prospectus, and all other references of like import, shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Pricing Prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be. All references in this Agreement to amendments or supplements to the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Pricing Prospectus, the Time of Sale Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) that is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Pricing Prospectus, or the Prospectus, as the case may be. All references in this Agreement to (i) the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Pricing Prospectus or the Prospectus, or any amendments or supplements to any of the foregoing, or any free writing prospectus, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) and (ii) the Prospectus shall be deemed to include any “electronic Prospectus” provided for use in connection with the offering of the Offered Securities as contemplated by Section 5(m) of this Agreement.

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The Company hereby confirms its agreements with the Underwriters as follows:

Section 1.          Representations and Warranties of the Company.

The Company hereby represents, warrants and covenants to the Underwriters, as of the date of this Agreement, as of the First Closing Date (as hereinafter defined) and as of each Option Closing Date (as hereinafter defined), if any, as follows:

(a)          Compliance with Registration Requirements. The Registration Statement has become effective under the Securities Act. The Company has complied, to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information, if any. No stop order suspending the effectiveness of the Registration Statement is in effect and, to the knowledge of the Company, no proceedings for such purpose have been instituted or are pending or are contemplated or threatened by the Commission. At the time the Registration Statement was originally filed with the Commission, the Company met the then-applicable requirements for use of Form F-1 under the Securities Act and it meets as of the date hereof the eligibility requirements set forth in General Instruction VI of Form F-1. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, at the time they were or hereafter are filed with the Commission, or became effective under the Exchange Act, as the case may be, complied and will comply in all material respects with the requirements of the Exchange Act.

(b)          Disclosure. Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR, was identical (except as may be permitted by Regulation S-T under the Securities Act) to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Offered Securities. Each of the Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, the Time of Sale Prospectus (including any preliminary prospectus wrapper) did not, and at the First Closing Date (as defined in Section 2) and at each applicable Option Closing Date (as defined in Section 2), will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus (including any Prospectus wrapper), as of its date, did not, and at the First Closing Date and at each applicable Option Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus or the Time of Sale Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with written information relating to the Underwriters furnished to the Company in writing by such Underwriter expressly for use therein, it being understood and agreed that the only such information consists of the information described in the following sections of the Prospectus under the heading “Underwriting”: (i) the first, second, third and sixth sentences of the section entitled “Discount, Commissions and Expenses”; (ii) the section entitled “Stabilization”; and (iii) the section entitled “Passive Market Making” (the “Underwriter Information”). There are no contracts or other documents required to be described in the Time of Sale Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement which have not been described or filed as required.

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(c)          Free Writing Prospectuses; Road Show. As of the determination date referenced in Rule 164(h) under the Securities Act, the Company was not, is not or will not be (as applicable) an “ineligible issuer” in connection with the offering of the Offered Securities pursuant to Rules 164, 405 and 433 under the Securities Act. Each free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433 under the Securities Act, including timely filing with the Commission or retention where required and legending, and each such free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Prospectus or any preliminary prospectus and not superseded or modified. Except for the free writing prospectuses, if any, identified in Schedule A, and electronic road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior written consent, prepare, use or refer to, any free writing prospectus. Each Road Show, when considered together with the Time of Sale Prospectus, did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)          Distribution of Offering Material By the Company. Prior to the later of (i) the expiration or termination of the option granted to the Underwriters in Section 2 and (ii) the completion of the Underwriters’ distribution of the Offered Securities, the Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Offered Securities other than the Registration Statement, the Time of Sale Prospectus, the Prospectus or any free writing prospectus reviewed and consented to by the Underwriters, the free writing prospectuses, if any, identified on Schedule A.

(e)          Validity and Authorization. This Agreement, the agreements for the Warrants and the agreement for the Pre-Funded Warrants have been duly and validly authorized by the Company, and, when executed and delivered, will constitute, the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws and Swiss law; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

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(f)           Authorization of the Offered Securities. The Offered Securities have been and the Warrant Shares upon registration of the resolutions of the shareholders' meeting dated June 28, 2018 in the Commercial Register of the Canton of Zug, will be, duly authorized for issuance and sale pursuant to this Agreement or the Pre-Funded Warrants or the Warrants and, when issued and delivered by the Company against payment therefor pursuant to this Agreement or the Pre-Funded Warrants or the Warrants, the Offered Securities and, the Warrant Shares will be, upon their exercise (according to their terms, including the payment of the exercise price) and, with respect to the Firm Pre-Funded Warrants and Series B Warrants to be issued out of the Company’s authorized share capital, following execution, filing and registration of the respective capital increase documentation by the board of directors of the Company and the Commercial Register of the Canton of Zug, respectively, in accordance with Swiss law, validly issued, fully paid and nonassessable, and the issuance and sale of the Offered Securities, and the exercise of Pre-Funded Warrants or the Warrants, is not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Offered Securities or the Warrant Shares which have not been duly withdrawn waived or satisfied. Upon the sale and delivery to the Representative of the Offered Securities, and payment therefor, the Representative will acquire good, marketable and valid title to such Offered Securities, free and clear of all pledges, liens, security interests, charges, claims or encumbrances. Upon issuance of Warrant Shares pursuant to the Pre-Funded Warrants or the Warrants, the holders thereof will acquire good, marketable and valid title to the applicable Warrant Shares, free and clear of all pledges, liens, security interests, charges, claims or encumbrances. So long as Pre-Funded Warrants, Warrants or Option Warrants remain exercisable under the terms of the Pre-Funded Warrants, the Warrants or the Option Warrants, respectively, or — if and to the extent that the Option Shares have not been sourced from the ordinary capital increase — not all Option Shares have been delivered, the Board of Directors of the Company (the “Board”) will (i) ensure that the Company has authorized and reserved a sufficient number of Shares as authorized share capital issuable or deliverable for purposes of the Pre-Funded Warrants, Series B Warrants and Option Warrants (if and to the extent that the common shares to be delivered upon the exercise of the Option Warrants are sourced from authorized share capital) as well as the delivery of the Option Shares (if and to the extent that the Option Shares have not been sourced from the ordinary capital increase) and, should the expiration of the relevant authorized share capital approach, the Board will take all reasonable actions in their power (including, without limitation, the actions set forth in Section 5(y)) to ensure that the Company will continue to have, without interruption, authorized and reserved a sufficient number of Shares as new authorized share capital issuable or deliverable for purposes of the Pre-Funded Warrants, Series B Warrants and Option Warrants (if and to the extent that the common shares to be delivered upon the exercise of the Option Warrants are sourced from authorized share capital) as well as the delivery of the Option Shares (if and to the extent that the Option Shares have not been sourced from the ordinary capital increase) after such expiration and (ii) ensure that the Company has authorized and reserved a sufficient number of Warrant Shares as conditional share capital issuable or deliverable for purposes of the Series A Warrants.

(g)          No Applicable Registration or Other Similar Rights. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly withdrawn or waived.

(h)          No Material Adverse Change. Except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus: (i) there has been no material adverse change, or any development that could be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties, operations, assets, liabilities or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change being referred to herein as a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, including without limitation any losses or interference with its business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, that are material, individually or in the aggregate, to the Company and its subsidiaries, considered as one entity, or have entered into any transactions not in the ordinary course of business; and (iii) there has not been any material decrease in the capital stock or any material increase in any short-term or long-term indebtedness of the Company or its subsidiaries and there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, by any of the Company’s subsidiaries on any class of capital stock, or any repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

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(i)           No Overindebtedness. Except for Auris Medical AG, whose overindebtedness is covered by subordination of claims of the Company, neither the Company nor its Swiss subsidiaries are overindebted or suffering from capital loss within the meaning of article 725 CO.

(j)           Independent Accountants. Deloitte AG, which has expressed its opinions with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement, the Time of Sale Prospectus and the Prospectus, is (i) an independent registered public accounting firm as required by the Securities Act, the Exchange Act and the rules of the Public Company Accounting Oversight Board (“PCAOB”), (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act, (iii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn and (iv) an independent qualified public accountant qualified under the applicable provisions of the Swiss Code of Obligations (the “CO”), the Swiss Audit Supervision Act (Revisionsaufsichtsgesetz) and any ordinances promulgated thereunder.

(k)         Financial Statements. The financial statements filed with the Commission and incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations, changes in stockholders’ equity and cash flows for the periods specified. Such financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (the “IASB”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto or as otherwise disclosed therein, and, in the case of interim financial statements, subject to normal year-end audit adjustments and the exclusion of certain footnotes. No other financial statements or supporting schedules are required to be included in the Registration Statement, the Time of Sale Prospectus or the Prospectus. The financial data set forth in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus under the captions “Selected Financial Data” in the Company’s Annual Report on Form 20-F for the year ended December 31, 2017 (the “Annual Report”) and “Capitalization” present fairly, in all material respects, the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus. To the Company’s knowledge, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data filed with the Commission as a part of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(l)          Company’s Accounting System. The Company and each of its subsidiaries make and keep accurate books and records and maintain a system of internal accounting controls designed to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS as issued by IASB and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

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(m)         Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act), which are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities and are effective in all material respects to perform the functions for which they were established. Since the end of the Company’s most recent audited fiscal year, there has been no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any change in its internal control over financial reporting that has occurred that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.

(n)          Incorporation of the Company. The Company has been duly incorporated and is validly existing under the laws of Switzerland and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business.

(o)          Subsidiaries. Each of the Company’s “subsidiaries” (for purposes of this Agreement, as defined in Rule 405 under the Securities Act) has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, partnership or limited liability company, as applicable, in good standing (where such concept exists) under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus. Each of the Company’s subsidiaries is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or in good standing (where such concept exists) would not, individually or in the aggregate, result in a Material Adverse Effect (as hereinafter defined). Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, all of the issued and outstanding capital stock or other equity or ownership interests of each of the Company’s subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 incorporated by reference in the Registration Statement.

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(p)          Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding share capital of the Company is as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to employee benefit plans, or upon the exercise of outstanding options or conversion rights, in each case described in the Registration Statement, the Time of Sale Prospectus and the Prospectus). The share capital of the Company, including the Offered Securities, conforms in all material respects to the description thereof contained in the Time of Sale Prospectus. All of the issued and outstanding Shares have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with all applicable securities laws. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, none of the outstanding Shares was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. The Shares conform to the law of the jurisdiction of the Company’s incorporation and to any requirements of the Company’s organizational documents. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described in the Registration Statement, the Time of Sale Prospectus and the Prospectus. The descriptions of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

(q)          Stock Exchange Listing. The Firm Shares, the Warrant Shares and the Option Shares have been approved for listing on The NASDAQ Capital Market (the “NASDAQ”).

(r)          Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is in violation of its articles of association or operating agreement or similar organizational documents, as applicable, or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, loan, credit agreement, note, lease, license agreement, contract, franchise or other instrument (including, without limitation, any pledge agreement, security agreement, mortgage or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness) to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of their respective properties or assets are subject (each, an “Existing Instrument”), except for such Defaults as would not be expected, individually or in the aggregate, to have a material adverse effect on the condition (financial or other), earnings, business, properties, operations, assets, liabilities or prospects of the Company and its subsidiaries, considered as one entity (a “Material Adverse Effect”). The Company’s execution, delivery and performance of this Agreement, consummation of the transactions contemplated hereby and by the Registration Statement, the Time of Sale Prospectus and the Prospectus and the issuance and sale of the Offered Securities (including the use of proceeds from the sale of the Offered Securities as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Use of Proceeds”) (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the articles of association or operating agreement or similar organizational documents, as applicable, of the Company or any subsidiary (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any of its subsidiaries except, as to clauses (ii) and (iii), as would not be expected, individually or in the aggregate, to have a Material Adverse Effect. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Registration Statement, the Time of Sale Prospectus and the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act and such as may be required under applicable state securities or blue sky laws, the Financial Industry Regulatory Authority (“FINRA”) or the NASDAQ. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

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(s)          Compliance with Laws. The Company and its subsidiaries have been and are in compliance with all applicable laws, rules and regulations, except where failure to be so in compliance would not be expected, individually or in the aggregate, to have a Material Adverse Effect.

(t)           No Material Actions or Proceedings. There is no action, suit, proceeding, inquiry or investigation brought by or before any governmental entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which would be expected, individually or in the aggregate, to have a Material Adverse Effect or materially and adversely affect the consummation of the transactions contemplated by this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any such subsidiary is a party or of which any of their respective properties or assets is the subject, including ordinary routine litigation incidental to the business, if determined adversely to the Company, would not be expected to have a Material Adverse Effect. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or imminent.

(u)          Intellectual Property Rights.  Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company, to the best of its knowledge, owns or has valid, binding and enforceable licenses or other enforceable rights under the patents and patent applications, copyrights, trademarks, trademark registrations, service marks, service mark registrations, trade names, service names and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and used in the conduct, or the proposed conduct, of the business of the Company in the manner described in the Registration Statement, the Time of Sale Prospectus and the Prospectus (collectively, the “Company Intellectual Property”); except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, to the knowledge of the Company, the patents, trademarks, and copyrights included within the Company Intellectual Property are valid, enforceable, and subsisting, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Company Intellectual Property; other than as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company has not received any notice of any claim of infringement, misappropriation or conflict with any asserted rights of others with respect to any of the Company’s products, proposed products or processes, (ii) to the knowledge of the Company, neither the sale nor use of any of products, proposed products or processes of the Company referred to in the Registration Statement, the Time of Sale Prospectus or the Prospectus do or will, to the knowledge of the Company, infringe, any valid patent claim of any third party or violate any valid right of any third party, and (iii) to the knowledge of the Company, no third party has any ownership right in or to any Company Intellectual Property that is owned by the Company, other than any co-owner of any patent or pending patent application constituting Company Intellectual Property who is listed on the records of the U.S. Patent and Trademark Office (the “USPTO”) , and, to the knowledge of the Company, no third party has any ownership right in or to any Company Intellectual Property in any field of use that is exclusively licensed to the Company, other than any licensor to the Company of such Company Intellectual Property; except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, none of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company except as would not be expected, individually or in the aggregate, to have a Material Adverse Effect, or, to the Company’s knowledge, upon any of its officers, directors or employees; except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, to the knowledge of the Company all patents and patent applications owned by and licensed to the Company or under which the Company has rights have been duly and properly filed and maintained; to the knowledge of the Company, the parties prosecuting such applications have complied with their duty of candor and disclosure to the USPTO in connection with such applications; and the Company is not aware of any facts required to be disclosed to the USPTO that were not disclosed to the USPTO and which would preclude the grant of a patent in connection with any such application or could form the basis of a finding of invalidity with respect to any patents that have issued with respect to such applications.

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(v)          All Necessary Permits, etc. The Company and its subsidiaries possess such valid and current certificates, authorizations, exemptions, approvals, clearances or permits required by state, federal or foreign regulatory agencies or bodies to conduct their respective businesses as currently conducted and as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus (“Permits”). Neither the Company nor any of its subsidiaries is in violation of, or in default under, any of the Permits or has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit except where such revocation or modification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(w)         Title to Properties. The Company and its subsidiaries have good and marketable title to all of the real and personal property and other assets reflected as owned in the financial statements referred to in Section 1(k) above (or elsewhere in the Registration Statement, the Time of Sale Prospectus or the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects, except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus or as would not reasonably be expected to have a Material Adverse Effect. The real property, improvements, equipment and personal property held under lease by the Company or any of its subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

(x)          Tax Law Compliance. Except where the failure to do so would not constitute a Material Adverse Effect, (a) all tax returns (including tax refund requests) required to be filed pursuant to applicable law by or with respect to the Company and any of its subsidiaries have been timely filed, or proper request of extension thereof has been filed, and (b) all tax returns filed are complete and correct, and all taxes, fines or penalties due including any interest and penalties, except tax deficiencies that the Company or any of its subsidiaries are contesting in good faith subject to applicable reserves, have been timely paid and fully reserved against in the applicable financial statements referred to in Section 1(k). Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding, value added, capital or other taxes (but excluding any income tax, capital gains tax or similar resulting from the sale of the Offered Securities and any tax on or determined by reference to the income of the Underwriters that is subject to tax on a net income basis) are payable by or on behalf of the Underwriters to any Swiss tax authorities or any political subdivisions or taxing authority thereof or therein in connection with (i) the issuance of the Offered Securities, (ii) the execution and delivery of this Agreement or any other document to be furnished hereunder, and (iii) the sale, delivery and resale of the Offered Securities in the manner contemplated in the Registration Statement, the Time of Sale Prospectus, the Prospectus and this Agreement.

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(y)          Insurance. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, each of the Company and its subsidiaries are insured with policies in such amounts and with such deductibles and covering such risks as the Company believes are adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes and policies covering the Company and its subsidiaries for product liability claims and clinical trial liability claims. The Company has no reason to believe that it or any of its subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(z)          Compliance with Environmental Laws. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and except as would not be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”); (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements; (iii) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries; and (iv) to the Company’s knowledge there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

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(aa)        ERISA Compliance. The “employee benefit plans” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) sponsored or maintained by the Company or its subsidiaries are operated in compliance in all material respects with ERISA to the extent applicable, except where the failure to be in compliance would not be expected to have a Material Adverse Effect.  “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any entity that is treated as a single employer with the Company or any of its subsidiaries under Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”).  Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code that would reasonably be expected to be a material liability of the Company.  Neither the Company nor any of its subsidiaries (i) sponsors or maintains any plan that is subject to Title IV of ERISA or is intended to be qualified under Section 401(a) of the Code or (ii) reasonably expects to incur any material liability under Title IV of ERISA.

(bb)        Company Not an “Investment Company” The Company is not, and will not be, either after receipt of payment for the Offered Securities or after the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus or the Prospectus, required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(cc)        No Price Stabilization or Manipulation; Compliance with Regulation M. Neither the Company nor any of its subsidiaries has taken, directly or indirectly (without giving any effect to the activities of the Underwriters), any action designed to or that might cause or result in stabilization or manipulation of the price of the Shares or of any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) with respect to the Shares, whether to facilitate the sale or resale of the Offered Securities or otherwise, and has taken no action which would directly or indirectly violate Regulation M.

(dd)        Related-Party Transactions. There are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus that have not been described as required.

(ee)        FINRA Matters. All of the information provided to the Representative or to counsel for the Representative by the Company, its counsel, its officers and directors and, to the Company’s knowledge, the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the offering of the Offered Securities is true, complete, correct and compliant with FINRA’s rules in all material respects and any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules or NASD Conduct Rules is true, complete and correct in all material respects.

(ff)         Parties to Lock-Up Agreements. The Company has furnished to the Representative a letter agreement in the form attached hereto as Exhibit A (the “Lock-up Agreement”) from each of the persons listed on Exhibit B. Such Exhibit B lists under an appropriate caption the directors and officers of the Company. If any additional persons shall become directors or officers of the Company prior to the end of the Company Lock-up Period (as defined below), the Company shall cause each such person, prior to or contemporaneously with their appointment or election as a director or officer of the Company, to execute and deliver to the Representative a Lock-up Agreement.

(gg)       Statistical and Market-Related Data. All statistical, demographic and market-related data included in the Registration Statement, the Time of Sale Prospectus or the Prospectus are based on or derived from sources that the Company believes, to be reliable and accurate in all material respects. To the extent required, the Company has obtained the written consent to the use of such data from such sources.

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(hh)        No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

(ii)         Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any domestic government official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA or any applicable non-U.S. anti-bribery statute or regulation; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, such foreign official or employee; and the Company and its subsidiaries and, to the knowledge of the Company, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA and have instituted policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(jj)         Money Laundering Laws. The operations of the Company and its subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(kk)       OFAC. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, or any joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or impermissibly in any country or territory, that currently is the subject to any U.S. sanctions administered by OFAC or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of U.S. sanctions administered by OFAC.

(ll)         Brokers. Except pursuant to this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

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(mm)     Submission to Jurisdiction. The Company has the power to submit, and pursuant to Section 21 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in the City of New York, New York, U.S.A. (each, a “New York Court”), and the Company has the power to designate, appoint and authorize, and pursuant to Section 21 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized an agent for service of process in any action arising out of or relating to this Agreement or the Offered Securities in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 21 hereof.

(nn)       No Rights of Immunity. Except as provided by laws or statutes generally applicable to transactions of the type described in this Agreement, neither the Company nor any of its respective properties, assets or revenues has any right of immunity under Swiss, New York or United States law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Swiss, New York or United States federal court, from service of process, attachment upon or prior judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Deposit Agreement. To the extent that the Company or any of its respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 21 of this Agreement.

(oo)        Forward-Looking Statements. Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus (i) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances and (ii) is accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward-looking statement. No such statement was made with the knowledge of an executive officer or director of the Company that is was false or misleading.

(pp)        Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

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(qq)        Clinical Data and Regulatory Compliance. The preclinical tests and clinical trials conducted by the Company, and to the knowledge of the Company, the preclinical tests and clinical trials conducted on behalf of or sponsored by the Company, that are described in, or the results of which are referred to in, the Registration Statement, the Time of Sale Prospectus or the Prospectus were and, if still pending, are being conducted in all material respects in accordance with the protocols, procedures and controls designed and approved for such studies and with standard medical and scientific research procedures and all applicable laws and regulations, including, without limitation, 21 C.F.R. Parts 50, 54, 56, 58, and 312; each description of the results of such studies is accurate and complete in all material respects and fairly presents the data derived from such studies, and the Company and its subsidiaries have no knowledge of any other studies the results of which are inconsistent with, or otherwise call into question, the results described or referred to in the Registration Statement, the Time of Sale Prospectuses or the Prospectus; the Company and its subsidiaries have made all such filings and obtained all such Permits as may be required by the Food and Drug Administration of the U.S. Department of Health and Human Services or any committee thereof or from any other U.S. or foreign government or drug or medical device regulatory agency, or health care facility Institutional Review Board (collectively, the “Regulatory Agencies”) for the operation of the Company’s business as currently conducted, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; neither the Company nor any of its subsidiaries has received any notice of, or correspondence from, any Regulatory Agency requiring the termination, suspension or modification of any clinical trials that are described or referred to in the Registration Statement, the Time of Sale Prospectus or the Prospectus; and the Company and its subsidiaries have each operated and currently are in compliance in all material respects with all applicable rules and regulations of the Regulatory Agencies except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(rr)        Compliance with Health Care Laws. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of the Company and its subsidiaries is, and at all times has been, in compliance with all applicable Health Care Laws, and has not engaged in activities which are, as applicable, cause for false claims liability, civil penalties, or mandatory or permissive exclusion from Medicare, Medicaid, or any other state health care program or federal health care program. For purposes of this Agreement, “Health Care Laws” means: (i) the Federal Food, Drug, and Cosmetic Act and the regulations promulgated thereunder; (ii) all applicable federal, state, local and all applicable foreign health care related fraud and abuse laws, including, without limitation, the U.S. Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Anti-Inducement Law (42 U.S.C. § 1320a-7a(a)(5)), the U.S. Physician Payment Sunshine Act (42 U.S.C. § 1320a-7h), the U.S. Civil False Claims Act (31 U.S.C. Section 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287, and the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. Section 1320d et seq.), the exclusion laws (42 U.S.C. § 1320a-7), the civil monetary penalties law (42 U.S.C. § 1320a-7a), HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.), and the regulations promulgated pursuant to such statutes; (iii) Medicare (Title XVIII of the Social Security Act); (iv) Medicaid (Title XIX of the Social Security Act); and (v) any and all other applicable health care laws and regulations. Neither the Company nor, to the knowledge of the Company, its subsidiary has received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in material violation of any Health Care Laws, and, to the Company’s knowledge, no such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action is threatened. Neither the Company nor, to the knowledge of the Company, its subsidiary is a party to or has any ongoing reporting obligations pursuant to any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by any governmental or regulatory authority. Additionally, neither the Company, its subsidiaries nor any of its respective employees, officers or directors has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.

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(ss)        No Contract Terminations. Neither the Company nor any of its subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in any preliminary prospectus, the Prospectus or any free writing prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, or any document incorporated by reference therein, and no such termination or non-renewal has been threatened by the Company or any of its subsidiaries or, to the Company’s knowledge, any other party to any such contract or agreement, which threat of termination or non-renewal has not been rescinded as of the date hereof, except where such termination or non-renewal would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(tt)         Dividend Restrictions. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such subsidiary’s equity securities or from repaying to the Company or any other subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such subsidiary from the Company or from transferring any property or assets to the Company or to any other subsidiary.

(uu)       Loans. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement or the Time of Sale Prospectus and the Prospectus. All transactions by the Company with office holders or control persons of the Company have been duly approved by the board of directors of the Company, or duly appointed committees or officers thereof, if and to the extent required under U.S. federal law.

(vv)         Suppliers, Customers, Distributors and Sales Agents. No supplier, customer, distributor or sales agent of the Company has notified the Company that it intends to discontinue or decrease the rate of business done with the Company, except where such decrease is not reasonably likely to result in a Material Adverse Effect.

(ww)       Emerging Growth Company. From the first date on which the Company engaged directly in or through any Person authorized to act on its behalf in any Testing-the Waters Communication through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(xx)        Testing-the-Waters Communications. The Company has not (i) alone engaged in any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the consent of the Representative and with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company confirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

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Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Representative or to counsel for the Representative in connection with the offering, or the purchase and sale, of the Offered Securities shall be deemed a representation and warranty by the Company to the Representative as to the matters covered thereby.

The Company has a reasonable basis for making each of the representations set forth in this Section 1. The Company acknowledges that the Representative and, for purposes of the opinions to be delivered pursuant to Section 8 hereof, counsel to the Company and counsel to the Representative, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 2.           Purchase, Sale and Delivery of the Offered Securities.

(a)          The Firm Securities. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company agrees to issue and sell to the Representative an aggregate of [  ] Shares, Pre-Funded Warrants to purchase an aggregate of [  ] Shares, [  ] Series A Warrants and [  ] Series B Warrants. The combined issuance/purchase price per unit of one Share, one Series A Warrant and one Series B Warrant to be paid by the Representative to the Company shall be $[  ], which shall be allocated as $[  ] per Share (“Share Purchase Price”) $0.0093 per Series A Warrant and $0.0093 per Series B Warrant (“Warrant Purchase Price”). The combined issuance/purchase price per unit of one Pre-Funded Warrant, one Series A Warrant and one Series B Warrant to be paid by the Representative to the Company shall be $[  ], which shall be allocated as $[  ] per Pre-Funded Warrant (“Pre-Funded Warrant Purchase Price”) and the Warrant Purchase Price per Warrants. For the avoidance of doubt, the Representative will deduct the U.S. dollar equivalent of the Firm Capital Increase Amount (as defined in Section 3(b)(ii)), calculated using the same currency exchange rate used by the Representative to procure the Firm Capital Increase Amount, from the aggregate purchase price for the Firm Securities payable by the Representative to the Company.

(b)          The First Closing Date. Delivery of the Firm Securities to be purchased by the Representative and payment therefor shall be made at the offices of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP (or such other place as may be agreed to by the Company and the Representative) at 10:00 a.m. New York City time, on July [  ] 2018, or such other time and date not later than 2:00 p.m. New York City time, on July [  ], 2018 as the Representative shall designate by notice to the Company (the time and date of such closing are called the “First Closing Date”). The Company hereby acknowledges that circumstances under which the Representative may provide notice to postpone the First Closing Date as originally scheduled include, but are not limited to, any determination by the Company or the Representative to recirculate to the public copies of an amended or supplemented Prospectus.

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(c)          The Optional Securities; Option Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the Representative to subscribe/purchase up to an aggregate of [  ] Option Shares and/or [  ] Series A Option Warrants and/or [  ] Series B Option Warrants from the Company, which Optional Securities may be subscribed/purchased in any combination of Option Shares and Option Warrants at the Share Purchase Price and/or Warrant Purchase Price, respectively. For the avoidance of doubt, the Representative will deduct the U.S. dollar equivalent of the Over-Allotment Capital Increase Amount (as defined in Section 4(a)(ii)), calculated using the same currency exchange rate used by the Representative to procure the Over-Allotment Capital Increase Amount, from the aggregate purchase price for any Applicable Optional Securities (as defined in Section 4(a)(i)) payable by the Representative to the Company. The option granted hereunder may be exercised at any time and from time to time in whole or in part upon notice by the Representative to the Company, which notice may be given at any time within 30 days from the date of this Agreement (the date of any such exercise, an “Option Exercise Date”). Such notice shall set forth (i) the aggregate number of Option Shares and/or Option Warrants, as applicable, as to which the Representative is exercising the option and (ii) the time, date and place at which the Optional Securities will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in the event that such time and date are simultaneous with the First Closing Date, the term “First Closing Date” shall refer to the time and date of delivery of the Firm Securities and such Optional Securities). Any such time and date of delivery, if subsequent to the First Closing Date, is called an “Option Closing Date,” shall be determined by the Representative and shall not be earlier than three or later than five full business days after delivery of such notice of exercise. The Representative may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

(d)          Public Offering of the Offered Securities. The Representative hereby advises the Company that it intends to offer for sale to the public, initially on the terms set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Offered Securities as soon after this Agreement has been executed as the Representative, in its sole judgment, has determined is advisable and practicable.

(e)          Payment for the Offered Securities. Payment for the Offered Securities shall be made at the First Closing Date (and, if applicable, at each Option Closing Date) by wire transfer of immediately available funds to the order of the Company.

(f)          Delivery of the Offered Securities. The Company shall deliver, or cause to be delivered to the Representative the Firm Securities at the First Closing Date, against release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered to the Representative, the Option Shares and/or Option Warrants, as applicable, the Representative has agreed to purchase at the First Closing Date or the applicable Option Closing Date, as the case may be, against the release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Offered Securities shall be registered in such names and denominations as the Representative shall have requested at least two full business days prior to the First Closing Date (or the applicable Option Closing Date, as the case may be). Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Representative.

Section 3.          Capital Increase and Initial Subscription.

(a)          Shareholder’s Resolution on Capital Increase. The Company confirms that:

(i)          pursuant to the resolutions of the shareholders' meeting dated June 28, 2018 (Ermächtigungsbeschluss), the Board may effect an increase of the Company’s ordinary share capital in a maximum amount of CHF [ ] by issuing up to [   ] Shares;

(ii)         pursuant to the resolutions of the shareholders' meeting dated June 28, 2018 (Ermächtigungsbeschluss), the Board, upon registration of such resolutions in the Commercial Register of the Canton of Zug, may effect an increase of the Company’s share capital in a maximum amount of CHF [ ] by issuing up to [   ] Shares out of the Company's authorized share capital; and

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(iii)        pursuant to the resolutions of the shareholders' meeting dated June 28, 2018, the Company’s share capital, upon registration of such resolutions in the Commercial Register of the Canton of Zug, can be increased for financing purposes in a maximum amount of CHF [ ] by issuing up to [   ] Shares out of the Company's conditional share capital; and

(iv)        all statutory pre-emptive rights and preferential subscription rights, respectively, to which the existing shareholders of the Company are entitled under Swiss law with respect to the capital increase described in Section 3(a)(i) to (iii) have been or will be validly set aside or waived.

(b)          Capital Increase Accounts. The Company confirms that:

(i)          it opened with UBS Switzerland AG, bank clearing no. 235 (the “Capital Increase Bank”), a blocked account for the capital increase (Kapitaleinzahlungskonto), IBAN [CH7600235235193605D7V] made out to “AURIS MEDICAL HOLDING AG KAPITALERHÖHUNG” (the “Firm Capital Increase Account”), and such Firm Capital Increase Account remains open until the completion of the Firm Capital Increase or this Agreement is terminated pursuant to Section 14 and the Firm Capital Increase Amount is released in full to the Representative; and

(ii)         in the event the Representative exercises the option granted to it under Section 2(c) of this Agreement, the Company will open with the Capital Increase Bank, a blocked account for the over-allotment capital increase (Kapitaleinzahlungskonto), made out to “AURIS MEDICAL HOLDING AG KAPITALERHÖHUNG-OVER-ALLOTMENT” (the “Over-Allotment Capital Increase Account”), will provide the relevant IBAN number to the Representative and will ensure that such Over-Allotment Capital Increase Account remains open until the completion of the Over-Allotment Capital Increase or this Agreement is terminated pursuant to Section 14 and the Over-Allotment Capital Increase Amount is released in full to the Representative.

(c)          Subscription of Firm Capital Increase. The Representative agrees, on the basis of the representations, warranties and agreements herein contained, to:

(i)          subscribe, on or by 12:00 p.m. (CEST) two business days prior to the First Closing Date, or such other time and date as agreed between the Company and the Representative, for all of the Firm Shares at the issue price (Ausgabebetrag) of CHF 0.02 per Firm Share corresponding to the nominal value for each Firm Share and to deliver the corresponding original subscription form (Zeichnungsschein) to the Company in the form of Exhibit C; and

(ii)         deposit or cause to be deposited, not later than 1:30 p.m. (CEST) two business days prior to the First Closing Date, or such other time and date as agreed between the Company and the Representative, same-day funds for value in the amount of CHF 0.02 (corresponding to the aggregate nominal value of the Firm Shares) (the “Firm Capital Increase Amount”) with the Capital Increase Bank on the Firm Capital Increase Account, and shall, and the Company shall, take all actions reasonably necessary to cause the Capital Increase Bank to issue and deliver a written confirmation of payment of the Firm Capital Increase Amount to the Company no later than 6:00 p.m. (CEST) two business days prior to the First Closing Date (or such other time and date as agreed between the Company and the Representative).

(d)          Board Resolution and Registration of Firm Capital Increase. Upon receipt of the documents referred to in Section 3(c) and before 8:30 a.m. (CEST) on the business day prior to the First Closing Date, or such other time and date as agreed between the Company and the Representative, the Board (or a committee or a Board member duly authorized by the Board) will:

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(i)          adopt a report on the issuance of the Firm Shares subscribed for pursuant to Section 3(c)(i) (the “Firm Capital Increase”) (Kapitalerhöhungsbericht) and, after having caused the special auditor to issue the auditors' report (Prüfungsbestätigung), take note of the auditors’ report (Prüfungsbestätigung), all in accordance with Swiss statutory law;

(ii)         resolve on the Firm Capital Increase and making all amendments to the articles of association of the Company necessary in connection with (A) the Firm Capital Increase (Feststellungs- und Statutenänderungsbeschluss) and (B) the increase of the authorized share capital and conditional share capital as per the resolutions of the shareholders' meeting dated June 28, 2018, as described in Section 3(a)(ii) and Section 3(a)(iii), respectively; and

(iii)        promptly thereafter, no later than 10:00 a.m. (CEST) on the business day prior to the First Closing Date, file the documents necessary for the registration of the Firm Capital Increase and all amendments to the articles of association of the Company necessary in connection with (A) the Firm Capital Increase and (B) the increase of the authorized share capital and conditional share capital as per the resolutions of the shareholders' meeting dated June 28, 2018, as described in Section 3(a)(ii) and Section 3(a)(iii), respectively, with the Commercial Register of the Canton of Zug;

provided, however, that if this Agreement is terminated pursuant to Section 14 prior to the Company filing the relevant resolutions with the Commercial Register of the Canton of Zug, (A) the Company undertakes not to resolve on the Firm Capital Increase (if it has not already done so) or not to file the relevant resolutions with the Commercial Register of the Canton of Zug, and (B) the Company shall immediately cause the Capital Increase Bank to release the Firm Capital Increase Amount in full to the Representative as soon as practicable; and the Representative understands that the Capital Increase Bank may require confirmation, including from the Representative, to release the Firm Capital Increase Amount and the Representative agrees to deliver such confirmation. Any fees payable to the Capital Increase Bank for any transfer of the funds deposited in the Firm Capital Increase Account pursuant to this Section 3(c) shall be payable immediately and directly to the Capital Increase Bank by the Company.

(e)          Issue of Firm Shares. Immediately after the registration of the Firm Capital Increase in the Commercial Register of the Canton of Zug pursuant to Section 3(d), but in no event later than 5:00 p.m. (CEST) on the business day prior to the First Closing Date, the Company will:

(i)          deliver to the Representative and the Capital Increase Bank, (A) a copy of the certified excerpt of the journal entry (Tagebuch) or a copy of the certified excerpt from the Commercial Register of the Canton of Zug evidencing the Firm Capital Increase, (B) a copy of the certified updated articles of association of the Company evidencing the Firm Capital Increase as well as the increase of the authorized share capital and conditional share capital, respectively, as described in Section 3(a)(ii) and Section 3(a)(iii), respectively, (C) a copy of the Company's book of uncertificated securities (Wertrechtebuch) evidencing the Representative as first holder of the Firm Shares, and (D) a copy of the share register (Aktienbuch) of the Company evidencing the Representative as shareholder with respect to the Firm Shares; and

(ii)         take all steps necessary to ensure that the Firm Shares will be (A) duly recorded in an account of the Representative at the Depository Trust Company (“DTC”) on the First Closing Date; and (B) freely transferable (subject to any applicable restrictions set forth in the articles of association of the Company) on the First Closing Date.

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(f)          Use of Firm Capital Increase Amount. The funds deposited in the Firm Capital Increase Account shall, upon registration of the Firm Capital Increase pursuant to Section 3(d) and upon request by the Representative, be transferred to a separate account of the Company with UBS AG, New York Branch and shall, in such case, remain so deposited for the account of the Company and shall not be used in any way whatsoever until the earlier of:

(i)          the delivery of the Firm Shares to the Representative as set forth in Section 2(b) on the First Closing Date; and

(ii)         the date of receipt by the Representative of the proceeds of (A) the sale of the Firm Shares as set forth in Sections 15(b), 15(c) or 15(e) or (B) the Capital Reduction as set forth in Section 15(d), as the case may be.

Any fees payable to the Capital Increase Bank for any transfer of the funds deposited in the Firm Capital Increase Account pursuant to this Section 3(f) shall be payable directly to the Capital Increase Bank by the Company.

Section 4.          Subscription and Issuance of Option Shares.

(a)          Subscription of Over-Allotment Capital Increase. If the Representative exercises the option granted to it under Section 2(c) of this Agreement, the Representative agrees, on the basis of the representations, warranties and agreements herein contained, and subject to the conditions stated below and to this Agreement having not been terminated, to:

(i)          subscribe for the number of Option Shares if any, for which the option to purchase has been exercised pursuant to Section 2(c) (the “Applicable Optional Shares”) at the issue price (Ausgabebetrag) of CHF 0.02 for each Applicable Option Share corresponding to the nominal value of each Applicable Optional Share, and to deliver the corresponding subscription form (Zeichnungsschein) in the form of Exhibit D to the Company by not later than 12:00 p.m. (CEST) two business days prior to the Option Closing Date (or such other date set forth in the relevant option exercise notice delivered by the Representative pursuant to Section 2(c)); and

(ii)         deposit or cause to be deposited, not later than 1:30 p.m. (CEST) two business days prior to the Option Closing Date (or such other date set forth in the relevant option exercise notice delivered by the Representative pursuant to Section 2(c)), same day funds for value on such date, in the amount of CHF 0.02 multiplied by the number of Applicable Option Shares (the “Over-Allotment Capital Increase Amount”) with the Capital Increase Bank, in the Over-Allotment Capital Increase Account and shall, and the Company shall, take all actions reasonably necessary to cause the Capital Increase Bank to issue and deliver a written confirmation of payment of the Over-Allotment Capital Increase Amount to the Company no later than 6:00 p.m. (CEST) two business days prior to the Option Closing Date (or at a later date, as set forth in the option exercise notice delivered by the Representative pursuant to Section 2(c)).

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(b)          Board Resolution and Registration of Over-Allotment Capital Increase. Upon receipt of the documents referred to under Section 4(a) in relation to any Applicable Optional Shares and before 8:30 a.m. (CEST) on the business day prior to the Option Closing Date (or at a later date, as set forth in the relevant option exercise notice delivered by the Representative pursuant to Section 2(c)), the Board (or a committee or Board member duly authorized by the Board) will:

(i)          pass a capital increase resolution (Erhöhungsbeschluss) regarding the issuance of the Applicable Optional Shares subscribed for pursuant to Section 4(a)(i) (the “Over-Allotment Capital Increase”);

(ii)         adopt a report on the Over-Allotment Capital Increase (Kapitalerhöhungsbericht) and after having caused the special auditor to issue the auditors' report (Prüfungsbestätigung), take note of the auditors' report (Prüfungsbestätigung), all in accordance with Swiss statutory law;

(iii)        resolve on the Over-Allotment Capital Increase and making all amendments to the articles of association of the Company necessary in connection with the Over-Allotment Capital Increase (Feststellungs- und Statutenänderungsbeschluss); and

(iv)        promptly thereafter, no later than 9:30 a.m. (CEST) on the business day prior to the Option Closing Date (or at a later date, as set forth in the relevant option exercise notice delivered by the Representative pursuant to Section 2(c)) file the documents necessary for the registration of the Over-Allotment Capital Increase with the Commercial Register of the Canton of Zug provided, however, that if this Agreement is terminated pursuant to Section 14 prior to the Company filing the relevant resolutions with the Commercial Register of the Canton of Zug, (A) the Company undertakes not to resolve on the Over-Allotment Capital Increase (if it has not already done so) or to file the relevant resolutions with the Commercial Register of the Canton of Zug, and (B) the Company shall immediately cause the Capital Increase Bank to release the Over-Allotment Capital Increase Amount in full to the Representative as soon as practicable; and the Representative understands that the Capital Increase Bank may require confirmation, including from the Representative, to release the Firm Capital Increase Amount and the Representative agrees to deliver such confirmation. Any fees payable to the Capital Increase Bank for any transfer of the funds deposited in the Over-Allotment Capital Increase Account pursuant to this Section 4(b) shall be payable immediately and directly to the Capital Increase Bank by the Company.

(c)          Issue of Applicable Optional Shares. Immediately after the registration of the Over-Allotment Capital Increase in the Commercial Register of the Canton of Zug pursuant to Section 4(b) in relation to any Applicable Optional Shares, but in no event later than 3:00 p.m. (CEST) on the business day prior to the Option Closing Date (or such other date set forth in the relevant option exercise notice delivered by the Representative pursuant to Section 2(c)), the Company will:

(i)          deliver to the Representative, the Capital Increase Bank and the share registrar of the Company, (A) a copy of the certified excerpt of the journal entry (Tagebuch) or a copy of the certified excerpt from the Commercial Register of the Canton of Zug evidencing the Over-Allotment Capital Increase, (B) a copy of the certified updated articles of association of the Company evidencing the Over-Allotment Capital Increase, (C) a copy of the Company’s book of uncertificated securities (Wertrechtebuch) evidencing the Representative as first holder of the Applicable Optional Shares, and (D) a copy of the share register (Aktienbuch) of the Company evidencing the Representative as shareholder with respect to the Applicable Optional Shares; and

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(ii)         take all steps necessary to ensure that the Applicable Optional Shares will be (A) issued to the Representative, (B) duly recorded in an account of the Representative at DTC on the relevant Option Closing Date, and (C) freely transferable (subject to any applicable restrictions set forth in the articles of association of the Company) on the relevant Option Closing Date.

(d)          Use of Over-Allotment Capital Increase Amount. The funds deposited in the Over-Allotment Capital Increase Account shall, upon registration of the Over-Allotment Capital Increase pursuant to Section 4(b) and upon request by the Representative, be transferred to a separate account of the Company with UBS Switzerland AG and shall, in such case, remain so deposited for the account of the Company and shall not be used in any way whatsoever until the earlier of:

(i)          the delivery of the Applicable Optional Shares to the Representative as set forth in Section 2(c) on the relevant Option Closing Date; and

(ii)         the date of receipt by the Representative of the proceeds of (A) the sale of the Applicable Optional Shares as set forth in Sections 15(b), or 15(c) or 15(e) or (B) the Capital Reduction as set forth in Section 15(d), as the case may be.

Any fees payable to the Capital Increase Bank for any transfer of the funds deposited in the Over-Allotment Capital Increase Account pursuant to this Section 4(d) shall be payable directly to the Capital Increase Bank by the Company.

Section 5.          Additional Covenants of the Company.

The Company further covenants and agrees with the Representative as follows:

(a)          Delivery of Registration Statement, Time of Sale Prospectus and Prospectus. The Company shall furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period when a prospectus relating to the Offered Securities is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Offered Securities, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)          Underwriters’ Review of Proposed Amendments and Supplements. During the period when a prospectus relating to the Offered Securities is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), the Company (i) will furnish to the Underwriters for review, a reasonable period of time prior to the proposed time of filing of any proposed amendment or supplement to the Registration Statement, a copy of each such amendment or supplement and (ii) will not amend or supplement the Registration Statement (including any amendment or supplement through incorporation of any report filed under the Exchange Act) without the Underwriters’ prior written consent, which shall not be unreasonably withheld. Prior to amending or supplementing any preliminary prospectus, the Time of Sale Prospectus or the Prospectus (including any amendment or supplement through incorporation of any report filed under the Exchange Act), the Company shall furnish to the Underwriters for review, a reasonable amount of time prior to the time of filing or use of the proposed amendment or supplement, a copy of each such proposed amendment or supplement. The Company shall not file or use any such proposed amendment or supplement without the Underwriters’ prior written consent, which shall not be unreasonably withheld. The Company shall file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

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(c)          Free Writing Prospectuses. The Company shall furnish to the Underwriters for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto prepared by or on behalf of, used by, or referred to by the Company, and the Company shall not file, use or refer to any proposed free writing prospectus or any amendment or supplement thereto without the Underwriters’ prior written consent, which shall not be unreasonably withheld. The Company shall furnish to the Underwriters, without charge, as many copies of any free writing prospectus prepared by or on behalf of, used by or referred to by the Company as the Underwriters may reasonably request. If at any time when a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Offered Securities (but in any event if at any time through and including the First Closing Date) there occurred or occurs an event or development as a result of which any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, the Company shall promptly amend or supplement such free writing prospectus to eliminate or correct such conflict so that the statements in such free writing prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such free writing prospectus, the Company shall furnish to the Underwriters for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus, and the Company shall not file, use or refer to any such amended or supplemented free writing prospectus without the Underwriters’ prior written consent, which shall not be unreasonably withheld.

(d)          Filing of Underwriters Free Writing Prospectuses. The Company shall not take any action that would result in the Underwriters or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriters that the Underwriters otherwise would not have been required to file thereunder.

(e)          Amendments and Supplements to Time of Sale Prospectus. If the Time of Sale Prospectus is being used to solicit offers to buy the Offered Securities at a time when the Prospectus is not yet available to prospective purchasers, and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus so that the Time of Sale Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, the Company shall (subject to Section 5(b) and Section 5(c) hereof) promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the information contained in the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

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(f)          Certain Notifications and Required Actions. After the date of this Agreement, the Company shall promptly advise the Underwriters in writing of: (i) the receipt of any comments of, or requests for additional or supplemental information from, the Commission; (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus; (iii) the time and date that any post-effective amendment to the Registration Statement becomes effective; and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus or the Prospectus or of any order preventing or suspending the use of any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Shares from any securities exchange upon which they are listed for trading or included or designated for quotation, or, to the Company’s knowledge, of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with all applicable provisions of Rule 424(b), Rule 433 and Rule 430A under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission.

(g)          Amendments and Supplements to the Prospectus and Other Securities Act Matters. If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading, or if in the opinion of the Underwriters or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, the Company agrees (subject to Section 5(b) and Section 5(c)) hereof to promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law. Neither the Underwriters’ consent to, nor delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Section 5(b) or Section 5(c).

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(h)          Blue Sky Compliance. The Company shall cooperate with the Underwriters and counsel for the Underwriters to qualify or register the Offered Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws (or other foreign laws) of those jurisdictions reasonably designated by the Underwriters, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Offered Securities. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Underwriters promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Offered Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(i)          Use of Proceeds. The Company shall apply the net proceeds from the sale of the Offered Securities sold by it in all material respects as described under the caption “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(j)          Earnings Statement. The Company will make generally available to its security holders and to the Underwriters as soon as practicable an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company commencing after the date of this Agreement that will satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(k)         Continued Compliance with Securities Laws. The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Offered Securities as contemplated by this Agreement, the Registration Statement, the Time of Sale Prospectus and the Prospectus. Without limiting the generality of the foregoing, the Company will, during the period when a prospectus relating to the Offered Securities is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), file on a timely basis with the Commission and the NASDAQ all reports and documents required to be filed under the Exchange Act.

(l)          Listing. The Company will use its best efforts to list the Firm Shares, the Warrant Shares upon issuance of such Warrant Shares, and the Option Shares on the NASDAQ.

(m)        Company to Provide Copy of the Prospectus in Form That May be Downloaded from the Internet. If requested by the Underwriters, the Company shall cause to be prepared and delivered, at its expense, within two business days from the effective date of this Agreement, to the Underwriters an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Offered Securities. As used herein, the term “electronic Prospectus” means a form of Time of Sale Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, reasonably satisfactory to the Underwriters, that may be transmitted electronically by the Underwriters to offerees and purchasers of the Offered Securities; (ii) it shall disclose the same information as the paper Time of Sale Prospectus, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, reasonably satisfactory to the Underwriters, that will allow investors to store and have continuously ready access to the Time of Sale Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet as a whole and for on-line time). The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Time of Sale Prospectus.

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(n)          Agreement Not to Offer or Sell Additional Shares. During the period commencing on and including the date hereof and continuing through and including the 90th day following the date of the Prospectus (such period being referred to herein as the “Lock-up Period”), the Company will not, without the prior written consent of the Representative (which consent may be withheld in its sole discretion), directly or indirectly: (i) sell, offer to sell, contract to sell or lend any Shares or Related Securities (as defined below); (ii) effect any short sale, or establish or increase any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) or liquidate or decrease any “call equivalent position” (as defined in Rule 16a-1(b) under the Exchange Act) of any Shares or Related Securities; (iii) pledge, hypothecate or grant any security interest in any Shares or Related Securities; (iv) in any other way transfer or dispose of any Shares or Related Securities; (v) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of any Shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise; (vi) announce the offering of any Shares or Related Securities; (vii) file any registration statement under the Securities Act in respect of any Shares or Related Securities (other than as contemplated by this Agreement with respect to the Offered Securities); or (viii) publicly announce the intention to do any of the foregoing; provided, however, that the Company may (A) effect the transactions contemplated hereby (B) issue Shares, rights to receive Shares, phantom equity settleable into Shares or options to purchase Shares, or issue Shares upon settlement of phantom equity or vesting of rights to receive Shares or exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or any compensatory equity plan, but only if the holders of such Shares, phantom equity, rights to receive Shares or options agree in writing with the Representative not to sell, offer, dispose of or otherwise transfer any such Shares, rights to receive Shares, phantom equity or options during such Lock-up Period without the prior written consent of the Representative (which consent may be withheld in its sole discretion), except as allowed pursuant to the form of Lock-up Agreement on Exhibit A, (C) file any registration statement on Form S-8 or a successor form thereto, (D) file any registration statement that the Company is required to file pursuant to the Registration Rights Agreement dated as of August 11, 2014, among the Company and the Shareholders party thereto, the Warrant Agreement, dated as of July 19, 2016, between Auris Medical Holding AG and Hercules Capital, Inc. and the Registration Rights Agreement dated as of May 2, 2018, between the Company and Lincoln Park Capital Fund, LLC (“LPC”), (E) issue Shares or other securities issued in connection with a transaction that includes a commercial relationship (including joint ventures, marketing or distribution arrangements, collaboration agreements or intellectual property license agreements) or any acquisition of assets or not less than a majority or controlling portion of the equity of another entity, provided that the recipient of any such Shares and securities issued pursuant to this clause (E) during the 90th-day restricted period described above shall enter into an agreement in writing with the Representative not to sell, offer, dispose of or otherwise transfer any such Shares or securities during such Lock-up Period without the prior written consent of the Representative (which consent may be withheld in its sole discretion) , (F) issue Shares or Related Securities upon the exercise or exchange of or conversion of any securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into Shares or Related Securities issued and outstanding on the date of this Agreement and (G) after the 60th day following the date of the Prospectus, issue Shares to LPC pursuant to the Purchase Agreement between the Company and LPC dated May 2, 2018. For purposes of the foregoing, “Related Securities” shall mean any options or warrants or other rights to acquire Shares or any securities exchangeable or exercisable for or convertible into Shares, or to acquire other securities or rights ultimately exchangeable or exercisable for, or convertible into, Shares.

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(o)          Future Reports to the Representative. During the period of two years hereafter, the Company will furnish to the Representative, A.G.P, 590 Madison Avenue, 36th Floor, New York, NY 10022, telecopy number: (212) 813-1047, Attention: Managing Director of Investment Banking, with a copy to Zysman, Aharoni, Gayer and Sullivan & Worcester LLP, 1633 Broadway, New York, NY 10019, telecopy number: (212) 660-3001, Attention: Oded Har-Even: (i) as soon as practicable after the end of each fiscal year, copies of the annual report of the Company containing the consolidated statement of financial position of the Company as of the close of such fiscal year and consolidated statements of profit or loss and other comprehensive income, changes in equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each Annual Report on Form 20-F, Report on Form 6-K or other report filed by the Company with the Commission or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company furnished or made available generally to holders of its capital stock; provided, however, that the requirements of this Section 5(o) shall be satisfied to the extent that such reports, statement, communications, financial statements or other documents are available on EDGAR.

(p)          Investment Limitation. The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Offered Securities in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

(q)          No Stabilization or Manipulation; Compliance with Regulation M. The Company will not take, and will ensure that no affiliate of the Company will take, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of the Shares or any reference security with respect to the Shares, whether to facilitate the sale or resale of the Offered Securities or otherwise, and the Company will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M (it being understood that the Company makes no statement as to the activities of the Underwriters in connection with the offering).

(r)          Enforce Lock-Up Agreements. During the Lock-up Period, the Company will use commercially reasonable efforts to enforce all agreements between the Company and any of its security holders that restrict or prohibit, expressly or in operation, the offer, sale or transfer of Shares or Related Securities or any of the other actions restricted or prohibited under the terms of the form of Lock-up Agreement. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such “lock-up” agreements for the duration of the periods contemplated in such agreements, including, without limitation, “lock-up” agreements entered into by the Company’s officers and directors pursuant to Section 8(k) hereof.

(s)          Company to Provide Interim Financial Statements. Prior to the First Closing Date and each applicable Option Closing Date, the Company will furnish the Representative, as soon as practicable after they have been prepared by or are available to the Company, a copy of any unaudited interim quarterly financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus; provided, however, that the requirements of this Section 5(s) shall be satisfied to the extent that such financial statements are available on EDGAR.

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(t)          Tax Indemnity. The Company will indemnify and hold harmless the Underwriters against all issue, transfer and other stamp taxes, in connection with the issuance and sale of the Offered Securities to the Underwriters and/or the initial purchasers of the Offered Securities, including security transfer tax, such as any Swiss Federal stamp duty on the transfer of securities (Umsatzabgabe) (unless the Underwriter concerned is a Swiss security dealer in the meaning of the Swiss law on stamp duty), but excluding any brokerage and resale fee and any income tax, capital gains tax or similar resulting from the sale of the Offered Securities and any tax on or determined by reference to the income of the Underwriters that is subject to tax on a net income basis.

(u)          Transfer Agent. The Company agrees to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Offered Securities.

(v)         Warrant Shares. If all or any portion of a Pre-Funded Warrant or a Warrant is exercised at a time when there is an effective registration statement to cover the issuance of the Warrant Shares, the Warrant Shares issued pursuant to any such exercise shall be issued free of all restrictive legends. If at any time following the date hereof the Registration Statement is not effective or is not otherwise available for the sale of the Warrant Shares, the Company shall immediately notify the holders of the Pre-Funded Warrants and the Warrants in writing that such registration statement is not then effective and thereafter shall promptly notify such holders when the registration statement is effective again and available for the sale of the Warrant Shares (it being understood and agreed that the foregoing shall not limit the ability of the Company to issue, or any holder thereof to sell, any of the Warrant Shares in compliance with applicable federal and state securities laws).

(w)          Financial Public Relations Firm. The Company has retained a financial public relations firm reasonably acceptable to the Representative and the Company, which is LifeSci Advisers, which firm is experienced in assisting issuers in public offerings of securities and in their relations with their security holders, and shall retain such firm or another firm reasonably acceptable to the Representative for a period deemed reasonable by the Company.

(x)          Prohibition on Press Releases and Public Announcements. The Company shall not issue press releases or engage in any other publicity, without the Representative’s prior written consent, for a period ending at 5:00 p.m., Eastern time, on the first Business Day following the thirtieth day after the Closing Date, other than normal and customary releases issued in the ordinary course business.

(y)          Maintaining Sufficient Authorized Capital. The Company shall take all necessary reasonable measures to constantly maintain sufficient authorized share capital to cover the exercise of all then outstanding Firm Pre-Funded Warrants, Series B Warrants and Option Warrants (if and to the extent that the common shares to be delivered upon the exercise of the Option Warrants are sourced from authorized share capital) as well as the delivery of all Option Shares (if and to the extent that the Option Shares have not been sourced from the ordinary capital increase). In view of this requirement, the Company's Board will propose to its shareholders' meeting from time to time, but at the latest one month prior to the expiration of authorized capital in an amount that leaves insufficient authorized capital for the issuance of all Shares following the exercise of all Pre-Funded Warrants, Series B Warrants and Option Warrants (if and to the extent that the common shares to be delivered upon the exercise of the Option Warrants are sourced from authorized share capital) as well as the delivery of all Option Shares (if and to the extent that the Option Shares have not been sourced from the ordinary capital increase), to increase or create authorized capital in an amount sufficient to cover the exercise of all Pre-Funded Warrants, Series B Warrant and Option Warrants (if and to the extent that the common shares to be delivered upon the exercise of the Option Warrants are sourced from authorized share capital) as well as the delivery of all Option Shares (if and to the extent that the Option Shares have not been sourced from the ordinary capital increase). Should the shareholders meeting not approve the proposal of the Company's board of directors, the Company will immediately, but no later than one business day following the respective shareholders' meeting, publicly announce such fact in a press release, post the press release on its website and file the press release on a Report on Form 6-K with the Commission.

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Section 6.          Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Offered Securities (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Offered Securities, (iii) all issue, transfer and other stamp taxes in connection with the issuance and sale of the Offered Securities to the Underwriter and by the Underwriters to the initial purchasers thereof, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Time of Sale Prospectus, the Prospectus, each free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, and each preliminary prospectus and all amendments and supplements thereto, and this Agreement, (vi) all cost and expenses incurred in connection with the settlement processing and clearing of the Offered Securities, (vii) all filing fees, attorneys’ fees and expenses incurred by the Company in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered Securities for offer and sale under the state securities or blue sky laws, (viii) up to US$115,000 for out of pocket and legal expenses incurred by the Underwriters in connection with the transactions contemplated hereby (including the fees and expenses of U.S. and Swiss counsel for the Underwriter), (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the offering of the Offered Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, and travel and lodging expenses of the representatives, employees and officers of the Company and any such consultants, (x) the fees and expenses associated with listing the Offered Securities on the NASDAQ and (xi) all other fees, costs and expenses of the nature referred to in Item 13 of Part II of the Registration Statement; provided, however that such expenses shall be inclusive of the $25,000 advance for accountable expenses previously paid by the Company to the Representative. Notwithstanding the foregoing, any advance received by the Representative will be reimbursed to the Company to the extent not actually incurred in compliance with FINRA Rule 5110(f)(2)(C). Except as provided in this Section 6 or in Section 9, Section 11 or Section 12 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of its counsel, any advertising expenses connected with any offers they may make and the travel expenses of their own representatives in connection with any road show presentation to potential investors, but excluding the following: stock transfer taxes payable on the sale and delivery by the Underwriters of the Offered Securities to the initial purchasers thereof, including, without limitation, any Swiss federal stamp duty on the issuance of securities (Emissionsabgabe) and Swiss federal stamp duty on the transfer of securities (Umsatzabgabe) ..

Section 7.          Covenant of the Representative. The Representative covenants with the Company not to take any action that would result in the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Representative that otherwise would not, but for such actions, be required to be filed by the Company under Rule 433(d).

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Section 8.          Conditions of the Obligations of the Underwriters. The obligations of the Underwriters hereunder to purchase and pay for the Offered Securities as provided herein on the First Closing Date and, with respect to the Optional Securities, each Option Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Securities, as of each Option Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a)          Comfort Letter of Deloitte AG. On the date hereof, the Representative shall have received from Deloitte AG, independent registered public accountants for the Company, a letter dated the date hereof addressed to the Representative in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus, and each free writing prospectus, if any.

(b)          Compliance with Registration Requirements; No Stop Order; No Objection from FINRA.

(i)          The Company shall have filed the Prospectus with the Commission (including the information previously omitted from the Registration Statement pursuant to Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information previously omitted from the Registration Statement pursuant to Rule 430A, and such post-effective amendment shall have become effective.

(ii)         No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement shall be in effect, and, to the knowledge of the Company, no proceedings for such purpose shall have been instituted or threatened by the Commission.

(iii)        FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(c)          No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and through and including the First Closing Date and, with respect to any Optional Securities purchased after the First Closing Date, each Option Closing Date:

(i)          in the judgment of the Representative there shall not have occurred any Material Adverse Change; and

(ii)         there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as that term is used in Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act.

(d)          Opinion of U.S. Counsel for the Company. On each of the First Closing Date and each Option Closing Date the Representative shall have received the opinion and 10b-5 statement of Davis Polk & Wardwell LLP, U.S. counsel for the Company, dated as of such date, in the form and substance previously agreed to by, and satisfactory to, the Representative.

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(e)          Opinion of Swiss Counsel for the Company. On each of the First Closing Date and each Option Closing Date, the Representative shall have received the opinion of Walder Wyss, counsel for the Company with respect to the laws of Switzerland, dated as of such date, in the form and substance previously agreed to by, and satisfactory to, the Representative.

(f)          Opinion of U.S. Counsel for the Underwriters. On each of the First Closing Date and each Option Closing Date the Representative shall have received the opinion and 10b-5 statement of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP, counsel for the Underwriters in connection with the offer and sale of the Offered Shares, in form and substance satisfactory to the Underwriters, dated as of such date.

(g)          Officers’ Certificate. On each of the First Closing Date and each Option Closing Date, the Representative shall have received a certificate, on behalf of the Company, executed by the Chief Executive Officer of the Company and the Chief Financial Officer of the Company, dated as of such date, to the effect set forth in Section 8(b)(ii) and further to the effect that:

(i)          for the period from and including the date of this Agreement through and including such date, there has not occurred any Material Adverse Change;

(ii)         the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such date; and

(iii)        the Company has complied, in all material respects, with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such date.

(h)          Bring-down Comfort Letter of Deloitte AG. On each of the First Closing Date and each Option Closing Date, the Representative shall have received from Deloitte AG, independent registered public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representative, which letter shall: (i) reaffirm the statements made in the letter furnished by them pursuant to Section 8(a), except that the specified date referred to therein for the carrying out of procedures shall be no more than two business days prior to the First Closing Date or the applicable Option Closing Date, as the case may be; and (ii) cover certain financial information contained in the Prospectus.

(i)           Lock-Up Agreements. On or prior to the date hereof, the Company shall have furnished to the Representative an agreement in the form of Exhibit A hereto from each of the persons listed on Exhibit B hereto, and each such agreement shall be in full force and effect on each of the First Closing Date and each Option Closing Date.

(j)           Rule 462(b) Registration Statement. In the event that a Rule 462(b) Registration Statement is filed in connection with the offering contemplated by this Agreement, such Rule 462(b) Registration Statement shall have been filed with the Commission on the date of this Agreement and shall have become effective automatically upon such filing.

(k)          Approval of Listing. At the First Closing Date, the Firm Shares and shares underlying the Firm Warrants and Firm Pre-Funded Warrants shall have been approved for listing on the NASDAQ, subject only to official notice of issuance.

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(l)          Warrants. On or before each of the First Closing Date and each Option Date, the Representative shall have received copies of the Pre-Funded Warrants, the Firm Warrants and Optional Warrants, as applicable, executed by the Company.

(m)         Additional Documents. On or before each of the First Closing Date and each Option Closing Date, the Representative and counsel for the Representative shall have received such information, documents and opinions as they may reasonably request for the purposes of enabling them to pass upon the issuance and sale of the Offered Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Offered Securities as contemplated herein and in connection with the other transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Representative and counsel for the Representative.

If any condition specified in this Section 8 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice from the Representative to the Company at any time on or prior to the First Closing Date and, with respect to the Optional Securities, at any time on or prior to the applicable Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 6, Section 9, Section 11 and Section 12 shall at all times be effective and shall survive such termination.

Section 9.          Reimbursement of Representative’s Expenses. If this Agreement is terminated by the Representative pursuant to Section 8 or Section 14, or if the sale to the Representative of the Offered Securities on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representative upon demand for all documented out-of-pocket expenses that shall have been reasonably incurred by the Representative in connection with the proposed purchase and the offering and sale of the Offered Securities, including, but not limited to, fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

Section 10.        Effectiveness of this Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

Section 11.        Indemnification.

(a)          Indemnification of the Underwriters. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each Underwriter, its affiliates and each of its and their respective directors, officers, members, employees, representatives and agents and each person, if any, who controls any such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Underwriter Indemnified Parties,” and each an “Underwriter Indemnified Party”), against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Underwriter Indemnified Parties and the Company or between any of the Underwriter Indemnified Parties and any third party, or otherwise) to which they or any of them may become subject under the Securities Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement, the Preliminary Prospectus, the Pricing Prospectus, the Time of Sale Prospectus, the Prospectus or any free writing prospectus (as from time to time each may be amended and supplemented); (ii) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Offering, including any Road Show or investor presentations made to investors by the Company (whether in person or electronically); or (iii) any application or other document or written communication (in this Section 11, collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Offered Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, the Exchange or any other national securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in conformity with, the Underwriters’ Information.

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(b)          Indemnification of the Company, its Directors and Officers. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the several Underwriters, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in the Registration Statement, the Preliminary Prospectus, the Pricing Prospectus, the Time of Sale Prospectus, the Prospectus or any free writing prospectus (as from time to time each may be amended and supplemented) in any application, in reliance upon, and in strict conformity with, the Underwriters’ Information. In case any action shall be brought against the Company or any other person so indemnified based on any Registration Statement, the Preliminary Prospectus, the Pricing Prospectus, the Time of Sale Prospectus, the Prospectus or any free writing prospectus (as from time to time each may be amended and supplemented) or any application, and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the several Underwriters by the provisions of Section 11(c). The Company agrees promptly to notify the Representative of the commencement of any litigation or proceedings against the Company or any of its officers, directors or any person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in connection with the issuance and sale of the Offered Securities or in connection with the Registration Statement, the Preliminary Prospectus, the Pricing Prospectus, the Time of Sale Prospectus, the Prospectus or any free writing prospectus (as from time to time each may be amended and supplemented).

(c)          Notifications and Other Indemnification Procedures. If any action is brought against an Underwriter Indemnified Party in respect of which indemnity may be sought against the Company pursuant to Section 11(a), such Underwriter Indemnified Party shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of such Underwriter Indemnified Party) and payment of actual expenses. Such Underwriter Indemnified Party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter Indemnified Party unless (i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company in connection with the defense of such action, or (ii) the Company shall not have employed counsel to have charge of the defense of such action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys selected by the Underwriter Indemnified Party (in addition to local counsel) shall be borne by the Company. Notwithstanding anything to the contrary contained herein, if any Underwriter Indemnified Party shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action, which approval shall not be unreasonably withheld.

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Section 12.        Contribution. If the indemnification provided for in Section 11 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 11(a) or 11(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the Offering of the Offered Securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, with respect to such Offering shall be deemed to be in the same proportion as the total net proceeds from the Offering of the Offered Securities purchased under this Agreement (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Offered Securities purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 12 were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 12 shall be deemed to include, for purposes of this Section 12, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 12 in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the Offering of the Offered Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Within fifteen (15) days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“contributing party”), notify the contributing party of the commencement thereof, but the failure to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid 15 days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section 12 are intended to supersede, to the extent permitted by law, any right to contribution under the Securities Act, the Exchange Act or otherwise available. Each Underwriter’s obligations to contribute pursuant to this Section 12 are several and not joint.

35

Section 13.        [Reserved]

Section 14.        Termination of this Agreement. Prior to the purchase of the Firm Securities by the Underwriters on the First Closing Date, this Agreement may be terminated by the Representative by notice given to the Company if at any time: (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the NASDAQ, or trading in securities generally on either the NASDAQ or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges; (ii) a general banking moratorium shall have been declared by any of federal, New York or Swiss authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Underwriters is material and adverse and makes it impracticable to market the Offered Securities in the manner and on the terms described in the Time of Sale Prospectus or the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representative there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representative may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 14 shall be without liability on the part of (a) the Company to the Underwriters, except that the Company shall be obligated to reimburse the expenses of the Representative pursuant to Section 6 or Section 9  hereof or (b) the Underwriters to the Company; provided, however, that the provisions of Section 11 and Section 12 shall at all times be effective and shall survive such termination.

Section 15.        Effects of Termination on Offered Securities.

(a)          If, after application and registration of the Firm Capital Increase and/or any Over-Allotment Capital Increase with the Commercial Register of the Canton of Zug pursuant to Section 3(c) or Section 4(b), prior to the First Closing Date or the relevant Option Closing Date, as the case may be, this Agreement is terminated pursuant to Section 14, or if the delivery of the Firm Securities or Applicable Optional Securities to the Representative is not completed on the First Closing Date or the relevant Option Closing Date, as the case may be (each, an “Event of Non-Completion”), and unless the Company and the Representative otherwise agree within ten calendar days after the Event of Non-Completion, then:

36

(i)          the Company shall have a call option against the Representative pursuant to Section 15(b);

(ii)         if the call option is not exercised, the Representative shall have a put option against the Company pursuant to Section 15(c);

(iii)        if the put option is not possible for legal reasons or insufficient to dispose of the Firm Shares or Applicable Optional Shares, as applicable, or if such put option is not exercised within the deadline set forth in Section 15(c), the Company shall effect a Capital Reduction pursuant to Section 15(d); and

(iv)        if the Capital Reduction is not effected in accordance with Section 15(d), the Underwriters may sell the Firm Shares or Applicable Optional Shares, as applicable, in the market as provided in Section 15(e).

(b)          Call Option.

(i)          The Company, acting on its own behalf or on behalf of third parties, shall have the right (the “Call Option”) to request in writing that the Representative deliver the Firm Shares or Applicable Optional Shares, as applicable, to an account specified by the Company against payment of an amount representing the aggregate nominal value of the respective Firm Shares or Applicable Optional Shares, as applicable, plus expenses of the Representative as set out in Section 15(f). The Call Option shall expire on the tenth calendar day after the Event of Non-Completion.

(ii)         An acquisition of the Firm Shares or Applicable Optional Shares, as applicable, by the Company for its own account shall only be permitted if the Company has delivered evidence to the Representative reasonably satisfactory to the Representative that the Company has sufficient freely available reserves to acquire the Firm Shares or Applicable Optional Shares, as applicable, under this Section 15(b) or, alternatively, that the Company has entered into arrangements with a third party other than any of the Company’s subsidiaries ensuring for the immediate re-sale of the Firm Shares or Applicable Optional Shares, as applicable, to such third party, at no less than their nominal value, on the date of acquisition of the Firm Shares or Applicable Optional Shares, as applicable, by the Company.

(c)          Put Option.

(i)          Following the expiry of the Call Option pursuant to Section 15(b), the Representative shall have an option (the “Put Option”) to require the Company, subject to article 659 CO, to purchase all Firm Shares or Applicable Optional Shares, as applicable, entered in the Commercial Register of the Canton of Zug at their nominal value, plus expenses of the Representative as set out in Section 15(f), within ten calendar days after receipt of a notice in writing addressed to the Company from the Representative, stating that the Representative exercises the Put Option. The Put Option shall expire on the twentieth calendar day after the Event of Non-Completion.

(ii)         The notice in which the Representative exercises the Put Option shall specify the date on which the Representative will deliver the Firm Shares or Applicable Optional Shares, as applicable, to the Company against direct payment therefore, and shall contain detailed instructions regarding payment, delivery of the Firm Shares or Applicable Optional Shares, as applicable, and amount payable (including satisfactory details regarding the costs claimed according to Section 15(f)).

37

(d)          Capital Reduction.

(i)          If the Put Option is not exercised within the deadline set forth in Section 15(c) or it is not possible for legal reasons or insufficient to dispose of the Firm Shares or Applicable Optional Shares, as applicable, including due to non-availability of sufficient freely disposable reserves, the Company shall immediately call a shareholders’ meeting and table the reduction of the share capital. Such shareholders’ meeting shall take place no later than fifty days after the Event of Non-Completion. The Representative will vote in favor of a reduction of the issued and outstanding share capital of the Company (the “Capital Reduction”) by cancellation of the Firm Shares or Applicable Optional Shares, as applicable, entered in the Commercial Register of the Canton of Zug against repayment of the aggregate nominal value of such securities to the Representative. Prior to such shareholders’ meeting, the Company shall use its best efforts to cause its auditors to confirm in writing, pursuant to article 732 para. 2 CO, that the claims of the Company’s creditors are fully covered notwithstanding the Capital Reduction, provided that if such confirmation is not made by the auditors prior to such meeting, the meeting shall be cancelled. The Company shall use its best efforts to cause its shareholders to vote in favor of the Capital Reduction.

(ii)         At the earliest possible date, and subject to statutory law, the Capital Reduction shall be consummated by registration in the Commercial Register of the Canton of Zug. The proceeds of the Capital Reduction, being an amount representing the aggregate nominal value of the Firm Shares or Applicable Optional Shares, as applicable, shall be paid (for value on the date of the entry in the Commercial Register of the Canton of Zug) in cash to the Representative.

(iii)        Upon consummation of the Capital Reduction, the Company shall deregister the Firm Shares or Applicable Optional Shares, as applicable, in its book of uncertificated securities (Wertrechtebuch) to reflect the number of Shares registered with the Commercial Register of the Canton of Zug.

(e)          Sale of Firm Shares or Applicable Optional Shares. In addition, if an Event of Non-Completion occurs and,

(i)          the Company fails to acquire or cause a third party to acquire the Firm Shares or Applicable Optional Shares, as applicable, in accordance with Section 15(b) within ten calendar days after the Event of Non-Completion; and

(ii)         in the event and to the extent the Put Option is not possible for legal reasons or insufficient to dispose of the Firm Shares or Applicable Optional Shares, as applicable, including due to insufficient freely disposable reserves, or if the Put Option is not exercised within the deadline set forth in Section 15(c); and

(iii)        the Capital Reduction has not been resolved by the shareholders' meeting of the Company within sixty days after the Event of Non-Completion,

38

the Representative is entitled to sell any or all Firm Shares or Applicable Optional Shares on terms which the Representative deems fit under the circumstances. The difference between the proceeds of such sale and the nominal amount of such Firm Shares or Applicable Optional Shares, as applicable, sold, less the costs and expenses pursuant to Section 15(f) reasonably incurred by the Representative in connection with the sale, if any, shall be transferred to the Company.

(f)          Costs; Indemnity.

(i)          The Company shall bear (a) all costs directly incidental to the Capital Reduction, including but not limited to notarization costs, costs of the Commercial Register and costs of publication of the Capital Reduction and (b) the costs of the Representative reasonably incurred in connection with the Call Option, the Put Option or the Capital Reduction, as applicable (including but not limited to (x) taxes, (y) interest at a rate of the 3-month CHF LIBOR, calculated on a 30/360 basis, following the Event of Non-Completion until the payment of proceeds to the Representative and (z) reasonable out of pocket expenses of the Representative and its counsel).

(ii)         The Company further undertakes to indemnify the Representative for, and to hold the Representative harmless from, any reasonable costs, expenses, third party claims and liabilities, actual or contingent, that may be incurred by or made against the Representative in connection with the Capital Reduction.

Section 16.        No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Offered Securities pursuant to this Agreement, including the determination of the public offering price of the Offered Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction, the Underwriters are and have been acting solely as a principal and are not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) the Underwriters have not assumed or will not assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriters have advised or are currently advising the Company on other matters) and the Underwriters have no obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Section 17.        Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Offered Securities sold hereunder and any termination of this Agreement.

39

Section 18.        Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Underwriter:	A.G.P./Alliance Global Partners
590 Madison Avenue, 36th Floor
New York, New York 10022
Attn: Mr. David Bocchi, Managing Director of Investment Banking
Fax No.: (212) 813-1047

with a copy to:	Zysman, Aharoni, Gayer and Sullivan & Worcester LLP
1633 Broadway
New York, New York 10019
Attention: Oded Har-Even, Esq.
Fax No.: (212) 660-3000

If to the Company:	Auris Medical Holding AG
Bahnhofstrasse 21
6300 Zug
Switzerland
Facsimile: +41 61 201 13 51
Attention: Thomas Meyer

with a copy to:	Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Facsimile: (212) 701-5762
Attention: Sophia Hudson

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 19.        Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and to the benefit of the affiliates, directors, officers, employees, agents and controlling persons referred to in Section 11 and Section 12, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Offered Securities as such from the Underwriters merely by reason of such purchase.

Section 20.        Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

40

Section 21.        Governing Law Provisions; Currency Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. The Company and each other party not located in the United States has irrevocably appointed Auris Medical Inc., which currently maintains an office at 500 North Michigan Avenue, Suite 600, Chicago Illinois 60611, United States of America, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the Borough of Manhattan in the City of New York, United States of America.

With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

The obligations of the Company pursuant to this Agreement in respect of any sum due to the Underwriters shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by the Underwriters of any sum adjudged to be so due in such other currency, on which the Underwriters may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to the Underwriters in United States dollars hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify the Underwriters against such loss. If the United States dollars so purchased are greater than the sum originally due to the Underwriters hereunder, the Underwriters agree to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to the Underwriters hereunder.

All payments made by the Company under this Agreement, if any, will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature (other than taxes on net income) imposed or levied by or on behalf of Switzerland, any other jurisdiction from or through which payment is made, or, in each case, any political subdivision or any taxing authority thereof or therein unless the Company is or becomes required by law to withhold or deduct such taxes, duties, assessments or other governmental charges. In such event, the Company will pay such additional amounts as will result, after such withholding or deduction, in the receipt by the Underwriters and each person controlling the Underwriters, as the case may be, of the amounts that would otherwise have been receivable in respect thereof.

41

Section 22.        General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, and delivered by electronic means, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 11 and the contribution provisions of Section 12, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 11 and Section 12 hereof fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, each free writing prospectus and the Prospectus (and any amendments and supplements to the foregoing), as contemplated by the Securities Act and the Exchange Act.

42

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

AURIS MEDICAL HOLDING AG

By:
Name:
Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representative in New York, New York as of the date first above written.

A.G.P./ALLIANCE GLOBAL PARTNERS
as the Representative of the several
Underwriters listed on Schedule I

By:
Name:
Title:

Schedule I

	Number of Shares	Number of Pre- Funded Warrants	Number of Series A Warrants	Number of Series B Warrants
A.G.P./ALLIANCE GLOBAL PARTNERS

Total

Schedule A

Free Writing Prospectuses Included in the Time of Sale Prospectus

Free Writing Prospectus filed July 3, 2018

Schedule B

Pricing Information

Price to public: $[  ] per unit, consisting of one Share, one Series A Warrant and one Series B Warrant; $[  ] per unit, consisting of one Pre-Funded Warrant, one Series A Warrant and one Series B Warrant;

Firm Securities: [  ] Firm Shares, [  ] Pre-Funded Warrants, [  ] Series A Warrants and [  ] Series B Warrants

Optional Securities: [  ] Option Shares and/or [  ] Series A Option Warrants and/or [  ] Series B Option Warrants

Series A Warrant Exercise Price: CHF [  ] per Share

Series B Warrant Exercise Price: CHF [  ] per Share

Exhibit A

LOCK-UP LETTER AGREEMENT

__________, 2018

Alliance Global Partners

590 Madison Avenue, 36th Floor

New York, New York 10022

As Representative (the “Representative”) of the several Underwriters named on Schedule 1 to the Underwriting Agreement referenced below

Ladies and Gentlemen:

The undersigned understands that you and certain other firms (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriters of securities (the “Securities”), including Common Shares, par value CHF 0.02 per share (the “Common Shares”), of Auris Medical Holding AG, a Swiss company (the “Company”), and that the Underwriters propose to reoffer the Securities to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of the Representative, on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) any Common Shares (including, without limitation, Common Shares that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Shares that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Shares, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or other securities, in cash or otherwise, (3) except as provided for below, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Common Shares or securities convertible into or exercisable or exchangeable for Common Shares or any other securities of the Company, or (4) publicly disclose the intention to do any of the foregoing for a period commencing on the date hereof and ending on the 90th day after the date of the Underwriting Agreement (such 90-day period, the “Lock-Up Period”).

A-1

The foregoing paragraph shall not apply to (a) transactions relating to Common Shares or other securities acquired in the open market after the completion of the Offering , provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with such transfers; (b) bona fide gifts, sales or other dispositions of shares of any class of the Company’s capital stock or any security convertible into Common Shares, in each case that are made exclusively between and among the undersigned or members of the undersigned’s family, or affiliates of the undersigned, including its partners (if a partnership) or members (if a limited liability company); (c) any transfer of Common Shares or any security convertible into Common Shares by will or intestate succession upon the death of the undersigned; (d) transfer of Common Shares or any security convertible into Common Shares to an immediate family member (for purposes of this Lock-Up Letter Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin) or any trust, limited partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or any immediate family member of the undersigned; provided that, in the case of clauses (b)-(d) above, it shall be a condition to any such transfer that (i) the transferee/donee agrees to be bound by the terms of this Lock-Up Letter Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto, (ii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act) to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the 90-day period referred to above, and (iii) the undersigned notifies the Representative at least two business days prior to the proposed transfer or disposition; (e) the transfer of Common Shares to the Company to satisfy withholding obligations for any equity award granted pursuant to the terms of the Company’s stock option/incentive plans, such as upon exercise, vesting, lapse of substantial risk of forfeiture, or other similar taxable event, in each case on a “cashless” or “net exercise” basis (which, for the avoidance of doubt shall not include “cashless” exercise programs involving a broker or other third party), provided that as a condition of any transfer pursuant to this clause (e), that if the undersigned is required to file a report under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares during the Lock-Up Period, the undersigned shall include a statement in such report, and if applicable an appropriate disposition transaction code, to the effect that such transfer is being made as a stock delivery or forfeiture in connection with a net value exercise, or as a forfeiture or sale of shares solely to cover required tax withholding, as the case may be; (f) transfers of Common Shares or any security convertible into or exercisable or exchangeable for Common Shares pursuant to a bona fide third party tender offer made to all holders of the Common Shares, merger, consolidation or other similar transaction involving a change of control (as defined below) of the Company, including voting in favor of any such transaction or taking any other action in connection with such transaction, provided that in the event that such merger, tender offer or other transaction is not completed, the Common Shares and any security convertible into or exercisable or exchangeable for Common Shares shall remain subject to the restrictions set forth herein; (g) the exercise of warrants or the exercise of stock options granted pursuant to the Company’s stock option/incentive plans or otherwise outstanding on the date hereof; provided, that the restrictions shall apply to Common Shares issued upon such exercise or conversion; (h) the establishment of any contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 (a “Rule 10b5-1 Plan”) under the Exchange Act; provided, however, that no sales of Common Shares or securities convertible into, or exchangeable or exercisable for, Common Shares, shall be made pursuant to a Rule 10b5-1 Plan prior to the expiration of the Lock-Up Period; provided further, that the Company is not required to report the establishment of such Rule 10b5-1 Plan in any public report or filing with the Commission under the Exchange Act during the lock-up period and does not otherwise voluntarily effect any such public filing or report regarding such Rule 10b5-1 Plan; and (i) any demands or requests for, exercise any right with respect to, or take any action in preparation of, the registration by the Company under the Act of the undersigned’s Common Shares, provided that no transfer of the undersigned’s Common Shares registered pursuant to the exercise of any such right and no registration statement shall be filed under the Act with respect to any of the undersigned’s Common Shares during the Lock-Up Period. For purposes of clause (f) above, “change of control” shall mean the consummation of any bona fide third party tender offer, merger, purchase, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of a majority of total voting power of the voting stock of the Company.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s securities subject to this Lock-Up Letter Agreement except in compliance with this Lock-Up Letter Agreement.

It is understood that, if the Company notifies the Underwriters that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

A-2

The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

This Lock-Up Letter Agreement shall automatically terminate upon the earliest to occur, if any, of (1) the termination of the Underwriting Agreement before the sale of any Securities to the Underwriters or (2) September 7, 2018, in the event that the Underwriting Agreement has not been executed by that date.

[Signature page follows]

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representative, successors and assigns of the undersigned.

Very truly yours,

(Name - Please Print)

(Signature)

(Name of Signatory, in the case of entities - Please Print)

(Title of Signatory, in the case of entities - Please Print)

Address:

A-3

Exhibit B

Directors, Officers and Others
Signing Lock-up Agreement

Directors:

Thomas Meyer

Armando Anido

Mats Blom

Alain Munoz

Calvin W. Roberts

Officers:

Thomas Meyer

Herman Levett

Andrea Braun-Scherhag

B-1

Exhibit C

Zeichnungsschein

Subscription Form

Die Unterzeichnende

The undersigned

[Company Name Subscriber], [address/seat]

handelnd im eigenen Namen sowie im Namen und auf Rechnung von [name/company name], [address/seat],

acting in its own name and in the name and for the account of [name/company name], [address/seat],

hat Kenntnis genommen:

takes note of:

(i) vom Emissionsprospekts vom [Datum] 2018, (ii) von den Statuten von Auris Medical Holding AG, Zug (die Gesellschaft) vom 28. Juni 2018, (iii) vom Generalversammlungsbeschluss der Gesellschaft vom 28. Juni 2018 betreffend die Erhöhung des Aktienkapitals auf bis zu CHF 482‘347.76 durch Ausgabe von höchstens 18'000'000 vollständig zu liberierenden Namenaktien mit einem Nennwert von je CHF 0.02 ;

(i) the offering prospectus dated [date], 2018, (ii) the articles of association of Auris Medical Holding AG, Zug (the Company), dated June 28, 2018, (iii) the resolution of the general meeting of shareholders of the Company, dated June 28, 2018, relating to the increase of the share capital by a maximum amount of CHF CHF 482,347.76, by issuing a maximum of 18,000,000 fully paid-up shares with a par value of CHF 0.02 each;

und / and

1	zeichnet hiermit ● neue Namenaktien zum Nominalwert von je CHF 0.02; und hereby subscribes for ● new registered shares with a par value of CHF 0.02 each; and

2	verpflichtet sich hiermit bedingungslos, auf jede gezeichnete Aktie eine Einlage von CHF 0.02, insgesamt somit CHF ●, zu leisten auf das Kapitaleinzahlungskonto bei der UBS Switzerland AG, Bärenplatz 8, Postfach, 3011 Bern, Rubrik Auris Medical Holding AG, Zug.

herewith unconditionally undertakes to pay-in the contribution of CHF 0.02 for each subscribed share, thus in total CHF ●, to the capital increase account with UBS Switzerland AG, Bärenplatz 8, Postfach, 3011 Bern, Reference Auris Medical Holding AG, Zug.

C-1

Dieser Zeichnungsschein ist gültig bis zum [31. Juli 2018].

This subscription form is valid until [July 31, 2018].

[Place], [date] 2018

[Company Name Subscriber]

[first name] [last name]	[first name] [last name]

C-2

Exhibit D

Zeichnungsschein

Subscription Form

Die Unterzeichnende

The undersigned

[Company Name Subscriber], [address/seat]

handelnd im eigenen Namen sowie im Namen und auf Rechnung von [name/company name], [address/seat],

acting in its own name and in the name and for the account of [name/company name], [address/seat],

hat Kenntnis genommen:

takes note of:

(i) vom Emissionsprospekts vom [Datum] 2018, (ii) von den Statuten von Auris Medical Holding AG, Zug (die Gesellschaft) vom 28. Juni 2018, (iii) vom Generalversammlungsbeschluss der Gesellschaft vom 28. Juni 2018 betreffend die Ermächtigung des Verwaltungsrates der Gesellschaft, das Aktienkapital jederzeit bis zum 27. Juni 2020 im Maximalbetrag von CHF 193’503.50 durch Ausgabe von höchstens 9’675'175 vollständig zu liberierenden Namenaktien mit einem Nennwert von je CHF 0.02 zu erhöhen, und (iv) vom Beschluss des Verwaltungsrates der Gesellschaft vom [Datum] 2018, wonach gestützt auf Artikel 3a der Statuten über das genehmigte Kapital beschlossen wurde, das Aktienkapital in einem oder mehreren Schritten von CHF [Betrag] um maximal CHF [Betrag] auf maximal CHF [Betrag] durch Ausgabe von maximal [Betrag] neuen Aktien mit einem Nominalwert von CHF 0.02 pro Aktie zu erhöhen, zu einem Ausgabebetrag von CHF 0.02 pro Aktie, d.h. insgesamt um maximal CHF [Betrag];

(i) the offering prospectus dated [date], 2018, (ii) the articles of association of Auris Medical Holding AG, Zug (the Company), dated June 28, 2018, (iii) the resolution of the general meeting of shareholders of the Company, dated June 28, 2018, authorizing the Board of Directors of the Company to increase, at any time until June 27, 2020, by a maximum amount of CHF 193,503.50 by issuing a maximum of 9,675,175 fully paid-up shares with a par value of CHF 0.02 each, and (iv) the resolution of the Board of Directors of the Company, dated [date], 2018, pursuant to which the share capital is to be increased, in one or in more steps, from CHF [amount] by a maximum amount of CHF [amount] to a maximum amount of CHF [amount] through the issuance of a maximum amount of [number] new shares with a par value of CHF 0.02 each, at the issue amount of CHF 0.02 per share, i.e., for an aggregate issue amount of up to CHF [amount];

und / and

3	zeichnet hiermit ● neue Namenaktien zum Nominalwert von je CHF 0.02; und hereby subscribes for ● new registered shares with a par value of CHF 0.02 each; and

4	verpflichtet sich hiermit bedingungslos, auf jede gezeichnete Aktie eine Einlage von CHF 0.02, insgesamt somit CHF ●, zu leisten auf das Kapitaleinzahlungskonto bei der UBS Switzerland AG, Bärenplatz 8, Postfach, 3011 Bern, Rubrik Auris Medical Holding AG, Zug.

herewith unconditionally undertakes to pay-in the contribution of CHF 0.02 for each subscribed share, thus in total CHF ●, to the capital increase account with UBS Switzerland AG, Bärenplatz 8, Postfach, 3011 Bern, Reference Auris Medical Holding AG, Zug.

D-1

Dieser Zeichnungsschein ist gültig bis zum [31. August 2018].

This subscription form is valid until [August 31, 2018].

[Place], [date] 2018

[Company Name Subscriber]

[first name] [last name]	[first name] [last name]

D-2